FEBRUARY 16, 1996





SECURITIES AND EXCHANGE COMMISSION
450 FIFTH STREET, N.W.
WASHINGTON, D.C.  20549


RE:    RULE 24F-2 NOTICE FOR AMERITAS VARIABLE LIFE INSURANCE
       COMPANY SEPARATE ACCOUNT VA-2
       (REGISTRATION NO. 811-6775) (REGISTRATION NO. 33-33844)


GENTLEMEN:

IN MY OPINION:

       1. AMERITAS VARIABLE LIFE INSURANCE COMPANY ("AVLIC") IS A CORPORATION DULY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEBRASKA.

       2.  THE  OFFER  AND  SALE  BY  AVLIC  OF  THE VARIABLE ANNUITY  CONTRACTS
           COVERED   BY   THE   FOREGOING   RULE 24F-2   NOTICE    HAVE    BEEN
           VALIDLY AUTHORIZED AND THE CONTRACTS, THE REGISTRATION OF WHICH IS MADE DEFINITE BY SAID NOTICE, CREATE LAWFUL AND VALID OBLIGATIONS OF AVLIC IN ACCORDANCE WITH THE TERMS THEREOF.


VERY TRULY YOURS,




NORMAN KRIVOSHA
SECRETARY

NK:LJW